UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2012

ENERGY CONVERSION DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8403	38-1749884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Lapeer Road, Auburn Hills, MI		48326
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (248) 475-0100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

On July 10, 2012, Grant Thornton LLP (“Grant Thornton”) resigned from its role as the independent accountant of Energy Conversion Devices, Inc. (“ECD” or the “Company”). As previously reported, on February 14, 2012 (the “Petition Date”), ECD and its wholly owned operating subsidiary United Solar Ovonic LLC (“USO” and together with ECD, the “Debtors”) voluntarily filed petitions for relief under the provisions of Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Michigan (the “Bankruptcy Court” and such petitions together the “Bankruptcy Petition”). Grant Thornton resigned as a result of the bankruptcy filing and ECD’s intention not to file any future audited financial statements.

Grant Thornton has not performed any auditing services for the Company since prior to the Petition Date. The Company’s financial statements for the year ended June 30, 2012 have not been audited. As such, Grant Thornton has not issued a report on the Company’s consolidated financial statements for the fiscal year ended June 30, 2012 and, therefore, there is no report which could contain an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports issued by Grant Thornton for the years ended June 30, 2010 and June 30, 2011 did not contain any adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended June 30, 2010 and June 30, 2011 and through July 10, 2012, the Company did not have any disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference thereto in its report on the Company’s financial statements for such years. Also, during the years ended June 30, 2010 and June 30, 2011 and through July 10, 2012, there have been no reportable events as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except that, following the Petition Date, management of the Company concluded that because the Company filed the Bankruptcy Petition, the Company has not maintained sufficient staff with the necessary experience in U.S. generally accepted accounting principles to timely perform its controls procedures relating to the accounting and reporting processes. Specifically, the Company did not have sufficient accounting and reporting expertise necessary to make estimates requiring significant judgment or to record complex transactions in a manner necessary to facilitate the timely filing of all Forms required by the Exchange Act of 1934, as amended, and as a result, the Company was not able to timely file all Forms required by the Exchange Act.

On July 10, 2012, the Company provided Grant Thornton with a copy of the disclosures it is making in response to Item 304(a) of Regulation S-K in this Form 8-K and requested that Grant Thornton provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Grant Thornton agrees with the above disclosures. A copy of such letter dated July 10, 2012 is attached as Exhibit 16.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission, dated July 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY CONVERSION DEVICES, INC.

By:	/s/ Gregory Coppola
	Name:	Gregory Coppola
	Title:	Senior Vice President Finance & Treasurer and Secretary

Date: July 11, 2012

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission, dated July 10, 2012